Exhibit 10.10.1


                   [FORM - ALTERNATIVE PROVISIONS IN BRACKETS]
                                Option Agreement

Access National Corporation (the "Company"), for good and valuable consideration, hereby grants to the Optionee set forth below an option to purchase shares of the Common Stock of the Company (the "Option"). The Option is intended to be [a non-qualified stock option] [an incentive stock option] under the Internal Revenue Code. The Option is granted under, and shall be subject to the terms and conditions set forth in, the Access National Corporation 2009 Stock Option Plan, as the same be amended or replaced from time to time (the "Plan"), and in addition shall be subject to the terms set forth below:
Optionee                :
Date of Grant           :
Number of Shares        :
Option Price            :
Expiry Date             :


Rights of Exercise (Vesting Schedule):
Vesting Date       Number of Vested Shares under Option


On the close of the business day of the Expiry Date, the Option granted will expire and terminate and be of no further force and effect whatsoever as to the shares of the Common Stock for which the Option hereby granted has not been exercised.

The unexercised portion of the Option granted hereunder, and all rights to purchase pursuant thereto, shall expire and terminate [immediately upon] [within ________ days of] the Optionee ceasing to be an Employee of the Company. [If the Optionee exercises any portion of the Option within 90 days prior to Optionee ceasing to be an Employee of the Company per Section 6.10 of the Plan, Optionee agrees to repay (by direct payment or by set-off) within 10 days any gain realized from the exercise of the Option during such 90 day period.]

The Option is not transferable. Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to the Option until the date of the exercise of the Option for such shares.

By Optionee's acceptance of this Agreement and the Option represented hereby, the Optionee confirms that the Option and all shares of Common Stock purchased upon any exercise of the Option have been and will be acquired for investment purposes only and not with the view to distribute or transfer and will be held for Optionee's own account. Furthermore, by acceptance of this Agreement, the Optionee agrees to take into consideration the current strength of the Company's Common Stock price and to not sell any shares into the market that would cause a substantial decrease in the Company's Common Stock price.

Furthermore, by acceptance of this Agreement, the Optionee agrees that he is responsible for the payment of any taxes (including alternative minimum taxes) related to the Option. [If approved by the Committee for the Option: The Optionee may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value equal to the amount required to be withheld in accordance with Section 11.2 of the Plan.] [For ISO only: Optionee also agrees to notify the Company if Optionee sells the shares purchased upon exercise of the Option within two years of the Date of Grant of the Option or within one year of the date of exercise of the Option (the required holding periods for favorable tax treatment of incentive stock options).] The Company advises Optionee to contact his tax advisor to discuss any tax issues.

[If approved by the Committee for the Option: The Optionee may elect to pay the Option Price, in whole or in part, by delivering to the Company shares of Common Stock in accordance with Section 6.6 of the Plan. The Optionee may elect to pay the Option Price, in whole or in part, by net exercise in accordance with
Section 6.6 of the Plan.]

Where used herein all defined terms shall have the respective meanings attributed thereto in the Plan.

Dated at Reston, Virginia on _____________, _____.

ACCESS NATIONAL CORPORATION:

By:
       ---------------------------

       Michael W Clarke,
       President/CEO

The Undersigned hereby acknowledges receipt of a copy of the Plan and accepts and agrees to the grant of the Option on the terms and conditions set forth herein and in the Plan.



-------------------------
(Optionee)